Exhibit B
[Joint Venture Dissolution Agreement]

JOINT VENTURE DISSOLUTION AND TERMINATION AGREEMENT

BETWEEN

HYUNDAI HEAVY INDUSTRIES CO., LTD.,

ENOVA SYSTEMS INC.,

AND

HYUNDAI-ENOVA INNOVATIVE TECHNOLOGY CENTER, INC.

FOR THE DISSOLUTION AND TERMINATION OF THE JOINT VENTURE AGREEMENT

AND

OTHER MATTERS

This Agreement is entered into, and is effective as of this 6th of April, 2009, by and between ENOVA Systems, Inc., a corporation organized and existing under the laws of the State of California, U.S.A., with its principal place of business at 1560 W. 190th St., Torrance, CA 90501 (hereinafter referred to as “ENOVA”), Hyundai Heavy Industries Co., Ltd., a corporation organized and existing under the laws of the Republic of Korea, with its principal place of business at 1 Cheonha-dong, Dong-Ku, Ulsan, Korea (hereinafter referred to as “HHI”), and Hyundai-Enova Innovative Technology Center, Inc. with its principal place of business at 1560 W. 190th St., Torrance, CA 90501 (hereinafter referred to as “HE-ITC”)(HHI and HE-ITC together, hereinafter referred to as “HHI Parties”).

WITNESSETH

WHEREAS, on or about March 18, 2003, ENOVA and HHI had entered into a certain Joint Venture Agreement in order to collaborate by establishing and funding a joint venture company to which ENOVA and HHI would license certain of their respective technologies; and

WHEREAS, pursuant to such agreement, ENOVA and HHI did establish a California corporation to engage in the research and development of certain power conversion and power management technology and products; and

WHEREAS, ENOVA and HHI had become the sole shareholders of such established corporation; and

WHEREAS, ENOVA and HHI now desire to terminate and dissolve their Joint Venture Agreement, dated as of March 18, 2003;

NOW, THEREFORE, in consideration of promises and covenants hereinafter set forth, and pursuant to Article 11 of the Joint Venture Agreement of March 18, 2003, ENOVA, HHI, and HE-ITC agree as follows:

Article 1. Definitions

For the purposes of this Agreement, the following terms shall have the following meanings respectively:

1.1 The term “1997 License Agreement” shall mean the License Agreement entered into between U.S. Electricar, Inc. (“USE”), Hyundai Motor Company (“HMC”) and Hyundai Electronics Industries Co., Ltd. (“HEI”) on February 27, 1997, as amended by the Amendment Agreement entered into between USE, HMC and HHI on December 30, 1998, and any amendments or modifications thereto.

1.2 The term “Agreement” shall mean this Joint Venture Dissolution Agreement.

1.3 The term “Agreement Date” shall mean the effective date of this Agreement as set forth in the preamble above.

1.4 The term “Joint Venture Agreement” or JV Agreement” shall mean the Joint Venture Agreement entered into between ENOVA and HHI on March 18, 2003.

1.5 The term “License and Technology Transfer Agreements” shall mean the following agreements: (i) the License and Technology Transfer Agreement entered into between HHI and HE-ITC on March 18th, 2003, and any amendments or modifications thereto, and (ii) the License and Technology Transfer Agreement entered into between ENOVA and HE-ITC on March 18, 2003, and any amendments or modifications thereto.

1.6 The term “Manufacturing and Sales Agreements” shall mean the following agreements: (i) the Manufacturing and Sales Agreement entered into between ENOVA, HHI and HE-ITC on April 17, 2003, and any amendments or modifications thereto, and (ii) the Manufacturing and Sales Agreement entered into between HHI and HE-ITC on April 17, 2003, and any amendments or modifications thereto, and any amendments or modifications thereto.

1.7 The term “Parties” shall mean ENOVA, HHI, and HE-ITC.

1.8 Unless specifically provided to the contrary, all amounts referred to in this Agreement are in the United States Dollars.

Article 2. Termination of Joint Venture Agreement, Ancillary Agreements, and 1997 License

2.1 Exchange of ENOVA’s HE-ITC shares with Cash: The Parties agree to cause HE-ITC to purchase the entirety of the common shares of HE-ITC that ENOVA currently owns with cash consideration, subject to the terms and conditions set forth in Paragraph 2.2 of this Agreement.

2.2 ENOVA’s Simultaneous Payment to HHI for Past Purchases: In consideration of the terms provided in this Agreement and other considerations acknowledged by ENOVA, ENOVA agrees to make full cash payment to all HHI invoice described in Article 4 herein below.

2.3 Termination of Joint Venture Agreement and Ancillary Agreements: Upon the payment by ENOVA to HE-ITC in trust of HHI (such payment may be in the form of a set off as described in Section 4.6) of the amount of the settlement of liabilities described in Sections 4.5 and 4.6 (the “Settlement”), the Parties hereto understand and agree that the Joint Venture Agreement, License and Technology Transfer Agreements, Manufacturing and Sales Agreements, and the 1997 License Agreement shall be automatically terminated. In addition to any other results of such termination, as of the Settlement each such agreement shall have no force or effect and no Released Party shall have any obligations, claims or rights thereunder.

Article 3. Valuation Method of HE-ITC & ENOVA’s Share

3.1 Valuation Date for HE-ITC: ENOVA and HHI agree that the standard of valuation of HE-ITC is established by cash assets as of August 31, 2008. Said valuation method is requested by ENOVA, and ENOVA and HHI hereby agree thereto.

3.2 Cash Value of HE-ITC as of August 31, 2008: ENOVA and HHI, both having access to the books and records of HE-ITC, and having considered such, hereby agree that the following is the fair and accurate representation of the valuation of HE-ITC as of the agreed upon date:

A. Cash on hand: $3,405,333.75

B. Miscellaneous liabilities -$4,977.41

C. Receivable from ENOVA (Labor Loan): $37,400.00

D. Payable to ENOVA (Moving fee to New Building): -$2,500.00

E. Office rent for June, July, and August: -$7,763.22

F. Estimated fees for dissolution process: -$5,000.00

G. Sub Total: (A+B+C+D+E+F) $3,422,493.12

H. ENOVA’s Equity Share (40% of G): $1,368,997.25

Cash settlement amount to ENOVA: (H-C+D) $1,334,097.25

3.3 Fees for Effectuating the Dissolution of HE-ITC: All fees, including attorney’s fees, reasonably necessary to effectuate the dissolution of HE-ITC as contemplated by this Agreement, including but not limited to drafting and reviewing of the same, shall be borne by HE-ITC.

3.4. Number of ENOVA’s HE-ITC shares to be bought by HE-ITC: The Parties will cause HE-ITC to purchase the entirety of ENOVA’s HE-ITC shares, which consists of 2 million (2,000,000) common stock shares of HE-ITC, pursuant to a Stock Purchase Agreement between ENOVA and HE-ITC (the “Stock Purchase Agreement”)..

3.5. Date of Exchange: The Parties shall make best efforts to finish the aforementioned purchase of shares by HE-ITC from ENOVA by April 6, 2009.

Article 4. Evaluation Method to Settle Liabilities and Claims Between ENOVA and HHI

4.1 Acknowledgment of Liabilities: The Parties hereby acknowledge the following purchase orders have been made for the amount indicated below:

Description	Remaining Order Amount Owed
90kW Motor $725,900	$103,700 (50 finished units)
CEU(P90&P120) $1,605,300 $397,400 (60 finished units)
	$677,977 (180 unfinished units)
Sub-total	$2,401,200	$1,179,077

4.2 ENOVA’s Payment to HHI for CEU and motors: ENOVA shall pay $1,179,077 to HHI for the CEU and finished products of motors as described in Paragraph 4.1 of this Article at the prices described therein. Upon execution of this Agreement, and timely payments by all respective parties as described in this Agreement, HHI, upon ENOVA’s request, will ship such products in accordance with ENOVA’s instruction, in any case, however, ENOVA’s right to request such shipment shall be made not later than 1 year from the date signing on this agreement.

4.3 ENOVA’s Payment to HHI for 6.6kW Charger & Cable: ENOVA shall pay $39,750 to HHI for 6.6kW Charger and Encoder Cable. Out of the $39,750, $36,750 shall be allocated for the 6.6kW Charger, and $3,000 for the encoder cable.

4.4 HHI’s Payment to ENOVA for the Parts Purchased from ENOVA: HHI shall pay ENOVA the amount of $21,947.91 for the parts it received from ENOVA for CEU.

4.5 ENOVA’s Net Payment to HHI: Based on Paragraph 4.2, 4.3, 4.4 hereinabove, ENOVA shall pay HHI the amount of $1,196,879.09 simultaneously with the receipt of the consideration for selling its shares to HE-ITC as described in Article 3 of this Agreement. This amount shall be in lieu of the amount described in Paragraphs 4.2, 4.3, 4.4 hereinabove, and shall not be construed as imposing any additional liabilities or obligations to any of the Parties.

4.6 ENOVA’s Payments to Be Made to HE-ITC in Trust of HHI: All payments by ENOVA to HHI as described in this Article shall be paid to HE-ITC in trust of HHI. HE-ITC may set off any amount that HHI is due from ENOVA against HE-ITC’s payment to ENOVA for purchasing ENOVA’s shares of HE-ITC shares as described in Article 3. HE-ITC shall pay HHI the entire amount it received from ENOVA to HHI upon request by HHI.

4.7 ENOVA’s Release of HHI Parties of All Liabilities: Except with respect to, and in connection with, the enforcement of a party’s rights and representations and warranties under the provisions of this Agreement and the Stock Purchase Agreement, effective as of the Settlement, ENOVA, for and on behalf of itself and its successors and assigns and its heirs, administrators, executors, predecessors, employees, representatives, attorneys, and agents hereby forever releases, exonerates and discharges each HHI Party and each of their respective predecessors, successors, and assigns, partners, employees, representatives, attorneys, agents, heirs, administrators, executors, affiliates, servants, shareholders, directors, insurers, predecessors in interest, and accountants (the “HHI Released Parties”) of and from any and all present and future obligations (accrued or unaccrued), indebtedness, liabilities, agreements, claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, controversies, costs, expenses, or losses of any type, kind or character, whether known or unknown, asserted or which could have been asserted, suspected or unsuspected, fixed or contingent, which directly or indirectly relate to, arise out of, or are in any way connected with any act or omission taken or occurring on or at any time prior to the Settlement, including by way of example and not limitation (a) any acts or omissions taken or occurring on or prior to the Settlement under any agreement (whether written or oral) between any or all of the HHI Released Parties including but not limited to (A) the Manufacturing and Sales Agreements, (B) the License and Technology License Agreements and (C) the 1997 License Agreement, as amended, (b) the business relationships between and among the HHI Parties on the one hand and Enova and/or its affiliates, officers and directors on the other hand, or (c) any claims or rights of the Enova Released Parties (defined below) regarding the formation, capitalization, decisions, management, direction, operation, winding down, or any other aspect of HE-ITC (collectively, the “Enova Released Claims”).

4.8 HHI’s Release of ENOVA of All Liabilities: Except with respect to, and in connection with, the enforcement of a party’s rights and representations and warranties under the provisions of this Agreement and the Stock Purchase Agreement, effective as of the Settlement, each HHI Party for and on behalf of itself and its successors and assigns and its heirs, administrators, executors, predecessors, employees, representatives, attorneys and agents hereby forever releases, exonerates and discharges ENOVA and its predecessors, successors, and assigns, partners, employees, representatives, attorneys, agents, heirs, administrators, executors, affiliates, servants, shareholders, directors, insurers, predecessors in interest, and accountants (the “Enova Released Parties,” together with the HHI Released Parties, the “Released Parties) of and from any and all present and future obligations (accrued or unaccrued), indebtedness, liabilities, agreements, claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, controversies, costs, expenses, or losses of any type, kind or character, whether known or unknown, asserted or which could have been asserted, suspected or unsuspected, fixed or contingent, which directly or indirectly relate to, arise out of, or are in any way connected with any act or omission taken or occurring on or at any time prior to the Settlement, including by way of example and not limitation (a) any acts or omissions taken or occurring on or prior to the Settlement under any agreement (whether written or oral) between any or all of the Released Parties including but not limited to (A) the Manufacturing and Sales Agreements, (B) the License and Technology License Agreements and (C) the 1997 License Agreement, as amended, (b) the business relationships between and among the HHI Parties on the one hand and the ENOVA and/or its affiliates, officers and directors on the other hand, or (c) any claims or rights of the HHI Released Parties regarding the formation, capitalization, decisions, management, direction, operation, winding down, or any other aspect of HE-ITC (collectively, the “HHI Released Claims,” together with the Enova Released Claims, the “Released Claims”).

4.9 Acknowledgment of Parties: Each of HHI Parties and ENOVA acknowledge, agree and stipulate that:

a. It has been represented by independent legal counsel of its own choice in connection with the negotiation and execution of this Agreement and has had adequate opportunity to undertake whatever due diligence or investigation it deemed necessary to enter into this Agreement;

b. It is not relying and has not relied on any representation, warranty or statement made by any other Released Party with respect to the facts relating to the subject matter of this Agreement and the Stock Purchase Agreement except as expressly set forth in this Agreement or the Stock Purchase Agreement and assumes the risk of any mistake of fact relating to the subject matter of this Agreement or with regard to any of the facts which are now unknown to them relating thereto, and to no such representation, warranty, statement or mistake with respect to the facts relating to the subject matter of this Agreement may be utilized as the basis of or offered as evidence to support any future claim among or between any of the Released Parties;

c. It is familiar with and has been advised by legal counsel concerning the legal effect of California Civil Code Section 1542 (and all statutory and common law equivalents thereof) and hereby expressly waives all rights under California Civil Code Section 1542 (and all statutory and common law equivalents thereof), which provides that:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”; and

d. Its intention is to fully, finally and forever settle and release all Released Claims against all Released Parties, notwithstanding the discovery after the Settlement of any additional or different facts existing as of the Settlement.

4.10 Covenant Not to Sue: Except with respect to, and in connection with, the enforcement of a party’s rights under the provisions of this Agreement and the Stock Purchase Agreement, all Parties to this Agreement covenant and agree never to commence, voluntarily aid in any way or prosecute any action or proceeding based upon the Released Claims. If any such action or proceeding is commenced, this Agreement may be pleaded as a full and complete defense thereto.

Article 5. Miscellaneous Provisions

5.1 Preparation of Agreement: It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail himself or itself of same and chose not to at its/his own peril. In light of these facts, it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

5.2 Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. As used herein, the neutral gender includes the feminine and the masculine, the masculine includes the feminine and neutral and the feminine includes the neuter and masculine, and the singular number and the plural number shall each include the other when the context so requires.

5.3 Entire Agreement: Each party expressly acknowledges and agrees that this Agreement and the Stock Purchase Agreement: (a) are the final, complete and exclusive statement of the agreements of the Parties with respect to the subject matter hereof; (b) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the “Prior Agreements”), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (c) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement and the Stock Purchase Agreement, in whole or in part, unless such agreement is in writing and signed by all Parties to this Agreement.

5.4 Applicable Law: This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

5.5 Attorney Fees and Costs: If any party institutes or should the Parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all costs and expenses of prosecuting or defending the action or proceeding, as the case may be, including, without limitation, reasonable attorneys’ and other fees.

5.6 Facsimile Copies or Acrobat pdf file: In the event the Parties utilize “facsimile” or Acrobat “pdf” file to transmit signed documents, they agree to accept such documents as if they bore original signatures of the Parties.

5.7 Confidentiality: The Parties agree to keep the terms and condition of this Agreement confidential and further agree not to disclose any term or condition, unless there is a breach of the Agreement, in which event this confidentiality provision will no longer apply to the non-breaching party. Notwithstanding the foregoing, the Parties may disclose the terms and conditions of this Agreement, and the Agreement itself, if required to do so by applicable law, including federal securities laws, or court order, or to comply with a requirement or rule of a stock exchange or regulator, including the Securities and Exchange Commission, or to answer, respond to or defend any notice from, or investigation by, any governmental authority.

5.8 Representations and Warranties of HHI Parties: Except as otherwise disclosed under this Agreement, the HHI Parties warrant and represent as of the Settlement that the HHI Parties (i) have not entered into any agreements or incurred any liabilities or obligations, including but not limited to any license, sublicense, manufacturing or any other agreements, arising out of, or directly or indirectly in connection with, the 1997 License Agreement, the Manufacturing and Sales Agreements or the License and Technology Transfer Agreements, or (ii) are not entitled to receive any compensation or repayment of debt from ENOVA or any agent or affiliate thereof.

5.9 Cooperation: Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and /or carry out the intent and provisions of this Agreement, all without undue delay or expense.

5.10 Waiver: No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the waiving party as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any proceeding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

5.11 Remedies Cumulative: The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

5.12 Severability: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (a) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (b) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

5.13 Headings; References; Incorporation: The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement.

5.14 Consent to Jurisdiction; Service of Process: Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the State Courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of Forum Non Conveniens. Each party irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

5.15 Assignability: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assignees; provided however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party.

5.16 Notices: Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called “Notices”) required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of Notice shall be deemed to have been given upon delivery); or (ii) by mailing in the United States Mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed or upon actual receipt, whichever is earlier.). Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have been specified most recently by like Notice. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this Section 5.16.

IN WITNESS WHEREOF, the Parties have entered into this Agreement with the intent to be legally bound.

Enova Systems, Inc.	Hyundai Heavy Industries Co., Ltd.
By—/s/ Michael Staran—	By—/s/ Young Nam Kim—

Michael Staran Its: President & CEO	Young Nam Kim Its: Senior Executive Vice President & COO
Date: 4 / 6 /2009	Date: 3 / 30 /2009

Hyundai-Enova Innovative Technology Center, Inc.

By—/s/ Jeong Cheol You
Jeong Cheol You
Its: President & CEO

Date:       3      /      30      /2009